Exhibit 99.1

E2open Announces Second Quarter of Fiscal Year 2013 results

Record quarterly revenue

Company guides to FY13 revenue growth of 26%-28% or 21%-22% excluding a nonrecurring item

Company guides to bookings growth of 25%-30%

Foster City, CA (October 8, 2012) – E2open, Inc. (NASDAQ: EOPN), a leading provider of strategic, cloud-based solutions for collaborative execution across global trading networks, today announced financial results for the quarter ended August 31, 2012.

“E2open continued to execute at a high level during our second fiscal quarter, leading to financial results that were better than our expectations,” said Mark Woodward, E2open’s President and CEO. “Enterprises are increasingly demanding cloud-based supply chain solutions to improve collaboration, visibility and efficiency of their global trading networks. E2open is benefitting from this demand as a result of our market leadership position and track record of providing the solutions that support some of the largest supply chains in the world.”

Mr. Woodward added, “The completion of our IPO during the second quarter provides us with increased financial resources and market awareness, which further strengthen E2open’s ability to execute its growth strategy and capitalize on a growing multi-billion dollar opportunity as we continue to transform the supply chain management market with our cloud-based solutions.”

Second Quarter Financial Highlights:

•

Revenue: Total revenue was $22.9 million for the second quarter of fiscal 2013; subscription and support revenue was $11.1 million, and professional services revenue was $11.8 million. Results for the second quarter included $4.5 million of revenue accelerated from future periods associated with a contract amendment, of which $1.0 million would have been recognized in the remainder of fiscal 2013 and $3.5 million would have been recognized subsequent to fiscal 2013.

•

Excluding the aforementioned nonrecurring item, total revenue for the second quarter of fiscal 2013 was $18.4 million, an increase of 11% compared to $16.6 million for the second quarter of fiscal 2012 and 19% compared to $15.5 million for the first quarter of fiscal 2013. Subscription and support revenue was $10.4 million, an increase of 13% compared to $9.2 million for the second quarter of fiscal 2012 and 6% compared to $9.8 million for the first quarter of fiscal 2013. Professional services revenue was $7.9 million, an increase of 7% compared to $7.4 million for the second quarter of fiscal 2012 and 40% compared to $5.7 million for the first quarter of fiscal 2013.

•

Income from Operations: GAAP income from operations was $4.8 million compared to $2.3 million for the second quarter of fiscal 2012, and compared to ($2.2) million for the first quarter of fiscal 2013. Non-GAAP income from operations was $0.7 million compared to $2.4 million for the second quarter of fiscal 2012, and compared to ($1.8) million for the first quarter of fiscal 2013.

•

Net Income: GAAP net income was $4.6 million, compared to $2.2 million for the second quarter of fiscal 2012, and compared to ($2.4) million for the first quarter of fiscal 2013. GAAP net income per share attributable to common stockholders was $0.19 based on 24.4 million weighted-average shares outstanding, compared to $0.00 per share based on 6.2 million weighted-average shares outstanding for the second quarter of fiscal 2012, and ($0.38) per share based on 6.2 million weighted-average shares outstanding for the first quarter of fiscal 2013.

•

Non-GAAP Net Income: Non-GAAP net income was $0.5 million, compared to $2.3 million for the second quarter of fiscal 2012, and compared to ($1.9) million for the first quarter of fiscal 2013. Non-GAAP net income per share was $0.02 based on 24.4 million weighted-average shares outstanding, compared to $0.10 based on 22.3 million weighted-average shares outstanding for the second quarter of fiscal 2012, and compared to ($0.08) based on 22.7 million weighted-average shares outstanding for the first quarter of fiscal 2013.

•	Adjusted EBITDA: Adjusted EBITDA was $1.1 million compared to $2.8 million for the second quarter of fiscal 2012, and compared to ($1.4) million for the first quarter of fiscal 2013.

•

Cash Flow: Cash flow from operations was ($5.6) million, leading to free cash flow of ($6.0) million after taking into consideration $0.4 million of capital expenditures. This compares to ($2.8) million in cash flow from operations and free cash flow of ($2.9) million after taking into consideration $0.1 million of capital expenditures for the second quarter of fiscal 2012.

•

Balance sheet: Cash and investments was $43.8 million, compared to $10.2 million at the end of fiscal 2012. The Company received $52.3 million in proceeds, net of underwriting discounts and commissions, from its initial public offering during the second quarter and paid down $12.4 million of debt.

Second Quarter Business Highlights:

•	Added seven new customers in the second quarter and expanded our relationship with numerous customers.

•	Opened new offices in Paris and Stockholm.

•	Ended the quarter with 66 customers, 33,471 unique registered trading partners, and 99,292 unique registered users on the E2open network.

•	E2open completed its IPO and began trading on the NASDAQ, becoming the first SaaS supply chain vendor to trade in the public markets.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below, under the heading “Non-GAAP Financial Measures.”

Guidance:

As of October 8, 2012, E2open is initiating guidance for its third quarter of fiscal 2013 as well as the full fiscal year 2013.

•

Third Quarter Fiscal 2013 Guidance: Total GAAP revenue is expected to be in the range of $18.3 million to $18.8 million. Non-GAAP revenue is expected to be in the range of $18.8 million to $19.3 million, excluding a negative $0.5 million impact due to the aforementioned acceleration of revenue to the second quarter of fiscal 2013 in connection with a contract amendment. Non-GAAP income (loss) from operations is expected to be in the range of ($0.3) million to $0.2 million. Non-

GAAP income (loss) per share is expected to be in the range of ($0.02) to $0.00 based on approximately 26.7 million weighted-average shares outstanding. Adjusted EBITDA is expected to be in the range of $0.0 million to $0.5 million.

•

Full Year Fiscal 2013 Guidance: Total revenue is expected to be in the range of $75.5 million to $76.5 million, including $3.5 million of revenue accelerated from future periods associated with a contract amendment. Excluding the aforementioned nonrecurring item, total revenue is expected to be in the range of $72.0 million to $73.0 million. The following non-GAAP guidance excludes the revenue accelerated from future periods. Non-GAAP loss from operations is expected to be in the range of ($3.0) million to ($1.0) million. Non-GAAP loss per share is expected to be in the range of ($0.14) to ($0.06) based on approximately 25.2 million weighted-average shares outstanding. Adjusted EBITDA is expected to be in the range of ($1.6) million to $0.4 million. Free cash flow is expected to be in the range of ($4.5) million to ($3.4) million. Bookings are expected to be in the range of $91.0 million to $94.0 million, representing growth of approximately 25% to 30% compared to fiscal 2012.

With respect to the Company’s expectations under “Guidance” above, the Company has not reconciled non-GAAP loss from operations or non-GAAP loss per share to GAAP loss from operations and GAAP loss per share because these items are out of the Company’s control and/or cannot be reasonably predicted.

Conference Call Details:

•	What: E2open financial results for the second quarter of fiscal 2013

•	When: Monday, October 8, 2012 at 2PM PT (5PM ET)

•

Dial in: To access the call in the U.S., please dial (877) 303-6311, and for international callers dial (631) 813-4730. Callers may provide confirmation number 29132722 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: http://investor.e2open.com/ (live and replay)

•

Replay: A replay of the call will be available via telephone for seven days, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial (855) 859-2056, and for international callers dial (404) 537-3406 and enter access code 29132722.

About E2open

E2open is a leading provider of cloud-based, on-demand software solutions enabling enterprises to procure, manufacture, sell, and distribute products more efficiently through collaborative execution across global trading networks. Brand owners use E2open solutions to gain visibility into and control over their trading networks through the real-time information, integrated business processes, and advanced analytics that E2open provides. E2open customers include Celestica, Cisco, Dell, HGST, IBM, L’Oréal, LSI, Motorola Solutions, Seagate, and Vodafone. E2open is headquartered in Foster City, California with operations worldwide.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements about expected GAAP revenue, non-GAAP loss from operations, non-GAAP loss per share, and Adjusted EBITDA for the third quarter of fiscal 2013 and the full fiscal year, and free cash flow and bookings for the full fiscal year. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include – but are not limited to – risks associated with the company’s growth strategy; the company’s plans for future products; the company’s operating results; the company’s ability to anticipate future market demands and future needs of its customers; the company’s customer concentration; the company’s ability to effectively manage its growth; the company’s expectations regarding its use of proceeds; the company’s expectations regarding expenses, sales and operations; anticipated trends and challenges in the markets in which the company operates; the company’s competition; the company’s ability to successfully enter new markets and manage its international expansion; and the company’s intellectual property.

Further information on these and other factors that could affect the company’s financial results is included in the filings made with the Securities and Exchange Commission, including the company’s Form 10-Q that will be filed for the second quarter ended August 31, 2012. These documents are available on the SEC Filings section of the Investor Relations section of the company’s website at: investor.e2open.com.

E2open, Inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Non-GAAP Financial Measures

Our reported results include certain non-GAAP financial measures, including bookings, non-GAAP operating income, net income, weighted average shares outstanding, net income per share, adjusted EBITDA, and free cash flow. Bookings represent the full value of customer orders or contracts signed during a reporting period. Non-GAAP operating income and non-GAAP net income exclude expenses related to stock-based compensation expense and noncash income taxes as they are often excluded by other companies to help investors understand the operational performance of their business and, in the case of stock-based compensation, can be difficult to predict. In addition, stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price. Adjusted EBITDA is defined as net income (loss) adjusted for interest and other expense, net, provision for income taxes, depreciation and amortization, and stock-based compensation expense. Non-GAAP operating income, non-GAAP net income and adjusted EBITDA also exclude certain accelerated revenue recognized in connection with a contract amendment. Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures, which consist of purchases of property, equipment and software. Reconciliation tables are provided Management believes that the use of non-GAAP financial measures provides consistency and comparability with our past financial performance, facilitates period to period comparisons of results of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. Non-GAAP results are presented for supplemental informational purposes only for understanding our operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

ICR

Greg Kleiner, 650-645-6675

Investor Relations

investor.relations@e2open.com

E2open, Inc.

Consolidated Income Statements

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Six Months Ended
	August 31, 2012	May 31, 2012	August 31, 2011	August 31, 2012	August 31, 2011
Revenue
Subscriptions and support	$11,131	$9,814	$9,195	$20,945	$17,248
Professional services and other	11,760	5,659	7,411	17,419	10,605

Total revenue	22,891	15,473	16,606	38,364	27,853
Cost of revenue
Cost of subscriptions and support (1)	1,998	2,039	1,884	4,037	3,671
Cost of professional services and other (1)	3,664	3,653	3,362	7,317	6,695

Total cost of revenue	5,662	5,692	5,246	11,354	10,366
Gross profit
Subscriptions and support	9,133	7,775	7,311	16,908	13,577
Professional services and other	8,096	2,006	4,049	10,102	3,910

Total gross profit	17,229	9,781	11,360	27,010	17,487
Gross Margin
Subscriptions and support	82%	79%	80%	81%	79%
Professional services and other	69%	35%	55%	58%	37%

Total gross margin	75%	63%	68%	70%	63%
Operating Expenses
Research and development (1)	3,557	4,092	3,369	7,649	6,479
Sales and marketing (1)	6,628	6,147	4,318	12,775	8,048
General and administrative (1)	2,277	1,782	1,337	4,059	2,644

Total operating expenses	12,462	12,021	9,024	24,483	17,171

Income (loss) from operations	4,767	(2,240)	2,336	2,527	316
Interest and other expense, net	(169)	(95)	(129)	(264)	(215)

Net income (loss) before income taxes	4,598	(2,335)	2,207	2,263	101
Income tax provision	(32)	(43)	(43)	(75)	(74)

Net income (loss)	4,566	(2,378)	2,164	2,188	27
Undistributed earnings allocated to preferred stockholders	—	—	(2,164)	—	(27)

Net income (loss) attributable to common stockholders	$4,566	$(2,378)	$—	$2,188	$—

Net income (loss) per share attributable to common stockholders:
Basic	$0.33	$(0.38)	$—	$0.21	$—

Diluted	$0.19	$(0.38)	$—	$0.09	$—

Weighted average outstanding shares
Basic	13,875	6,190	6,154	10,606	6,197

Diluted	24,421	6,190	6,154	24,106	6,197

(1) Includes stock-based compensation expense as follows:

Cost of revenue
Cost of subscriptions and support	$40	$34	$7	$74	$21
Cost of professional services and other	102	87	18	189	55

Total cost of revenue	142	121	25	263	76
Operating Expenses
Research and development	25	53	10	78	33
Sales and marketing	137	145	39	282	82
General and administrative	178	160	27	338	54

Total operating expenses	340	358	76	698	169

Total stock compensation expense	$482	$479	$101	$961	$245

E2open, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	August 31, 2012	February 29, 2012
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$29,479	$10,219
Short-term investments	10,479	—
Accounts receivable, net	15,992	16,304
Prepaid expenses and other current assets	3,881	3,211

Total current assets	59,831	29,734
Long-term investments	3,857	—
Property and equipment, net	2,577	2,249
Other assets	674	710

Total assets	$66,939	$32,693

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued liabilities	$9,642	$9,142
Deferred revenue	34,111	38,101
Lines of credit	—	9,650
Current portion of notes payable and capital lease obligations	1,189	1,003

Total current liabilities	44,942	57,896
Deferred revenue	1,334	6,958
Notes payable, net of current portion	201	668
Other noncurrent liabilities	456	505

Total liabilities	46,933	66,027

Stockholders’ equity (deficit):
Preferred stock	—	83,491
Common Stock	25	6
Additional paid-in-capital	358,425	223,776
Accumulated other comprehensive income (loss)	(16)	9
Accumulated deficit	(338,428)	(340,616)

Total stockholders’ equity (deficit)	20,006	(33,334)

Total liabilities and stockholders’ equity (deficit)	$66,939	$32,693

E2open, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended			Six Months Ended
	August 31, 2012	May 31, 2012	August 31, 2011	August 31, 2012	August 31, 2011
Cash flows from operating activities:
Net income (loss)	$4,566	$(2,378)	$2,164	$2,188	$27
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	482	479	101	961	245
Depreciation and amortization	386	409	393	795	779
Other	210	(142)	—	68	—
Changes in operating assets and liabilities:
Accounts receivable, net	(4,134)	4,446	(3,017)	312	(959)
Prepaid expenses and other current assets	3	(552)	(218)	(549)	(255)
Accounts payable and accrued liabilities	(100)	(447)	502	(547)	103
Deferred revenue	(6,966)	(2,648)	(2,711)	(9,614)	(2,848)
Deferred rent	(31)	10	32	(21)	76

Net cash used in operating activities	(5,584)	(823)	(2,754)	(6,407)	(2,832)

Cash flows from investing activities:
Capital expenditures	(393)	(654)	(169)	(1,047)	(357)
Purchase of marketable securities	(14,336)	—	—	(14,336)	—
Long-term deposits	54	(26)	31	28	(1)

Net cash used in investing activities	(14,675)	(680)	(138)	(15,355)	(358)

Cash flows from financing activities:
Proceeds from bank debt	9,090	21,210	10,910	30,300	17,730
Repayments of bank debt	(19,950)	(20,000)	(8,020)	(39,950)	(13,880)
Repayment of notes payable and capital lease obligations	(1,494)	(251)	(309)	(1,745)	(576)
Proceeds from exercise of common stock options	128	32	7	160	27
Issuance of Series BB preferred stock	—	700	—	700	—
Payment of fractional shares from reverse stock split	(3)	—	—	(3)	—
Proceeds from IPO	52,313	—	—	52,313	—
Payment of deferred IPO Costs	(432)	(297)	(4)	(729)	(104)

Net cash provided by financing activities	39,652	1,394	2,584	41,046	3,197

Net increase (decrease) in cash and cash equivalents	19,393	(109)	(308)	19,284	7
Cash and cash equivalents at beginning of period	10,092	10,219	10,373	10,219	10,060
Effect of exchange rate changes	(6)	(18)	(4)	(24)	(6)

Cash and cash equivalents at end of period	$29,479	$10,092	$10,061	$29,479	$10,061

Supplemental cash flow information:
Cash paid during the period for:
Interest	$107	$72	$45	$179	$90
Income taxes	$5	$57	$46	$62	$50
Noncash financing and investing activities:
Property, software and equipment acquired under notes payable and capital leases	$41	$—	$—	$41	$—
Vesting of early exercised options	$10	$19	$21	$29	$40
Conversion of preferred stock to common stock upon IPO	$84,191	$—	$—	$84,191	$—

E2open, Inc.

GAAP to Non-GAAP Reconciliation Tables

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Six Months Ended
	August 31, 2012	May 31, 2012	August 31, 2011	August 31, 2012	August 31, 2011
Non-GAAP Revenue
GAAP Revenue
Subscriptions and support	$11,131	$9,814	$9,195	$20,945	$17,248
Professional services	11,760	5,659	7,411	17,419	10,605

Total	22,891	15,473	16,606	38,364	27,853
Less: accelerated revenue from contract amendment
Subscriptions and support	(708)	—	—	(708)	—
Professional services	(3,823)	—	—	(3,823)	—

Total	(4,531)	—	—	(4,531)	—
Non-GAAP Revenue
Subscriptions and support	10,423	9,814	9,195	20,237	17,248
Professional services	7,937	5,659	7,411	13,596	10,605

Total	$18,360	$15,473	$16,606	$33,833	$27,853

Non-GAAP Gross Profit
GAAP Gross Profit
Subscriptions and support	$9,133	$7,775	$7,311	$16,908	$13,577
Professional services	8,096	2,006	4,049	10,102	3,910

Total	17,229	9,781	11,360	27,010	17,487
Less: accelerated revenue from contract amendment
Subscriptions and support	(708)	—	—	(708)	—
Professional services	(3,823)	—	—	(3,823)	—

Total	(4,531)	—	—	(4,531)	—
Add: stock compensation expense
Subscriptions and support	40	34	7	74	21
Professional services	102	87	18	189	55

Total	142	121	25	263	76
Non-GAAP Gross Profit
Subscriptions and support	8,465	7,809	7,318	16,274	13,598
Professional services	4,375	2,093	4,067	6,468	3,965

Total	$12,840	$9,902	$11,385	$22,742	$17,563

Non-GAAP Gross Margin
Subscriptions and support	81%	80%	80%	80%	79%
Professional services	55%	37%	55%	48%	37%

Total	70%	64%	69%	67%	63%

Non-GAAP Income (Loss) from Operations
GAAP Income (loss) from operations	$4,767	$(2,240)	$2,336	$2,527	$316
Less: accelerated revenue from contract amendment	(4,531)	—	—	(4,531)	—
Add: stock compensation expense	482	479	101	961	245

Non-GAAP income (loss) from operations	$718	$(1,761)	$2,437	$(1,043)	$561

E2open, Inc.

GAAP to Non-GAAP Reconciliation Tables

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Six Months Ended
	August 31, 2012	May 31, 2012	August 31, 2011	August 31, 2012	August 31, 2011
Non-GAAP Net Income (Loss) Per Share

Numerator:
Net income (loss) attributable to common stockholders	$4,566	$(2,378)	$—	$2,188	$—
Less: accelerated revenue from contract amendment	(4,531)	—	—	(4,531)	—
Add: undistributed earnings allocated to preferred stockholders	—	—	2,164	—	27
Reversal of non-GAAP expenses:
Stock-based compensation	482	479	101	961	245
Income tax provision	32	43	43	75	74

Non-GAAP income (loss) before income taxes	549	(1,856)	2,308	(1,307)	346
Cash paid for income taxes	(5)	(57)	(46)	(62)	(50)

Non-GAAP net income (loss)	$544	$(1,913)	$2,262	$(1,369)	$296

Denominator:
Reconciliation between GAAP and non-GAAP weighted average shares used in computing basic and diluted net income (loss) per common share:
Weighted average number of shares used in computing GAAP net income (loss) per common share (diluted)	24,421	6,190	6,154	24,106	6,197
Effect of potentially dilutive stock options, preferred stock and warrants (1)	—	16,500	16,093	—	16,102

Non-GAAP weighted average shares used in computing non-GAAP net income (loss) per common share	24,421	22,690	22,247	24,106	22,299

GAAP net income (loss) per share	$0.19	$(0.38)	$—	$0.09	$—

Non-GAAP net income (loss) per share	$0.02	$(0.08)	$0.10	$(0.06)	$0.01

Adjusted EBITDA
Income (loss) from operations	$4,767	$(2,240)	$2,336	$2,527	$316
Less: accelerated revenue from contract amendment	(4,531)	—	—	(4,531)	—
Add: depreciation and amortization	386	409	393	795	779

EBITDA	622	(1,831)	2,729	(1,209)	1,095
Add: stock-based compensation expense	482	479	101	961	245

Adjusted EBITDA	$1,104	$(1,352)	$2,830	$(248)	$1,340

Free Cash Flow Reconciliation
Net cash used in operating activities	$(5,584)	$(823)	$(2,754)	$(6,407)	$(2,832)
Capital expenditures	(393)	(654)	(169)	(1,047)	(357)

Free cash flow	$(5,977)	$(1,477)	$(2,923)	$(7,454)	$(3,189)

(1)	These securities are anti-dilutive on a GAAP basis as a result of our net loss, but are included for non-GAAP net income (loss) per share.